Exhibit 23.2 Consent of Muldoon, Murphy & Faucette

MULDOON, MURPHY & FAUCETTE

                                       CONSENT


    We hereby consent to the references to this firm and our opinions in the Registration Statement on Form S-1 filed by EFC Bancorp, Inc., and all amendments thereto; the Form H(e)1-S for EFC Bancorp, Inc. and all amendments thereto; the Application for Conversion filed by Elgin Financial Center, S.B. (the "Bank") with the Office of Banks and Real Estate of the State of Illinois and all amendments thereto; and, the Notice and Application for Elgin Financial Center, S.B. filed with the Federal Deposit Insurance Corporation and all amendments thereto, relating to the conversion of the Bank from an Illinois state-chartered mutual savings bank to an Illinois state-chartered stock savings bank, the concurrent issuance of the Bank's outstanding capital stock to EFC Bancorp, Inc., a holding company formed for such purpose, and the offering of EFC Bancorp, Inc.'s common stock.

                                  /s/ Muldoon, Murphy & Faucette

                                  MULDOON, MURPHY & FAUCETTE




Dated this 24th day of
October, 1997